UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2014

ATMI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Commerce Drive, Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 794-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2014, Entegris, Inc. (“Entegris”) completed the previously announced acquisition of ATMI, Inc. (“ATMI”), through the merger of Atomic Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Entegris (“Merger Sub”), with and into ATMI (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of February 4, 2014, by and among Entegris, ATMI and Merger Sub (the “Merger Agreement”).

On the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock, par value $0.01 per share, of ATMI (the “ATMI Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of ATMI Common Stock owned by ATMI as treasury stock or owned directly by Entegris or Merger Sub, or by any direct or indirect wholly-owned subsidiary of ATMI, Entegris or Merger Sub or ATMI restricted stock awards) was cancelled and extinguished and converted into the right to receive $34.00 per share in cash without interest or dividends thereon.

Trading in ATMI Common Stock on the NASDAQ Global Select Market (“NASDAQ”) has been suspended as of the opening of trading on April 30, 2014.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to ATMI’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2014, which is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2014, in connection with the Merger, ATMI notified NASDAQ that the Merger had been completed and requested that trading of ATMI Common Stock on NASDAQ be suspended before the opening of trading on April 30, 2014. ATMI also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the ATMI Common Stock from NASDAQ and the deregistration of the ATMI Common Stock under Section 12(b) of the Exchange Act. ATMI intends to file with the SEC a Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated by reference herein.

Effective upon the closing of the Merger, ATMI’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders of ATMI (other than their right to receive the applicable merger consideration).

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger, Bertrand Loy, Peter W. Walcott, and Gregory B. Graves, the directors of Merger Sub immediately prior to the effective time of the Merger became the members of the board of directors of ATMI. In connection therewith, all of the members of the board of directors of ATMI resigned from the board of directors of ATMI, and all committees thereof. Additionally, Douglas A. Neugold resigned in his capacity as Chairman, President and Chief Executive officer of ATMI. Furthermore, effective upon the closing of the Merger, Bertrand Loy, Peter W. Walcott, and Gregory B. Graves, the officers of Merger Sub immediately prior to the effective time of the Merger became the President, Senior Vice President and Secretary, and Chief Financial Officer, Executive Vice President and Treasurer, respectively, of ATMI.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger, the certificate of incorporation and bylaws of ATMI were amended to be the same as the certificate of incorporation and bylaws of Merger Sub immediately prior to the effective time of the Merger. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of ATMI are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among ATMI, Inc., Entegris, Inc. and Atomic Merger Corporation, dated as of February 4, 2014 (filed as Exhibit 2.1 to ATMI, Inc.’s Current Report on Form 8-K, filed with the SEC on February 4, 2014).*

3.1	Amended and Restated Certificate of Incorporation of ATMI, Inc.

3.2	Amended and Restated Bylaws of ATMI, Inc.

*	Incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, Inc.

By:	/s/ Peter W. Walcott
Name:	Peter W. Walcott
Title:	Senior Vice President and Secretary

Date: May 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among ATMI, Inc., Entegris, Inc. and Atomic Merger Corporation, dated as of February 4, 2014 (filed as Exhibit 2.1 to ATMI, Inc.’s Current Report on Form 8-K, filed with the SEC on February 4, 2014).*

3.1	Amended and Restated Certificate of Incorporation of ATMI, Inc.

3.2	Amended and Restated Bylaws of ATMI, Inc.

*	Incorporated by reference.

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